EXHIBIT 32.1

                   CERTIFICATE OF THE CHIEF EXECUTIVE OFFICER
                         OF NS8 CORPORATION (REGISTRANT)

     Pursuant  to  Section  906  of the Sarbanes-Oxley Act of 2002 (18 U.S.C.ss.
1350):

     I, Anthony Alda, Chief Executive Officer of the Registrant, certify to the best of my knowledge and belief pursuant to Section 906 of Sarbanes-Oxley Act of 2002 (18 U.S.C.ss. 1350) that:

(1) The Quarterly Report on Form 10-QSB/A for the period ended September 30, 2005, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report on Form 10-QSB/A fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

A signed original of this written statement required by Section 906 has been provided to NS8 Corporation and will be retained by NS8 Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

Date:  February  10,  2006
                                              /s/ Anthony  Alda
                                              -----------------
                                              Chief  Executive  Officer


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